EXHIBIT 21

                         TEXAS REGIONAL BANCSHARES, INC.

                              List of Subsidiaries

                                 March 10, 1997

                           JURISDICTION OF       PERCENTAGE
                           INCORPORATION/        OF VOTING
NAME                       ORGANIZATION          SECURITIES OWNED
-----                      ---------------       ----------------
Texas State Bank                 Texas                  100%
Domicile: McAllen, TX